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                                                                    Exhibit 24.2


                                POWER OF ATTORNEY


      The undersigned director of Victory Entertainment Corp., hereby constitutes and appoints Michael H. Gerber or Edgar N. Millington Jr., and each of them singly, my true and lawful attorneys with full power to them, and each of them singly, to sign for me and in my name in the capacity indicated below, the Registration Statement of Form S-1 filed herewith and any and all pre-effective amendments or post-effective amendments to this Registration Statement or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in my name and on my behalf in my capacity as director to enable Victory Entertainment Corp., to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming my signature as they may be signed by my said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.


          SIGNATURE                   TITLE                     DATE
          ---------                   -----                     ----


/s/ Michael Solomon                  Director            September 6, 2000
----------------------------
    Michael Solomon